Exhibit 10.1


                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT made as of the 19 day of April, 2005.

B E T W E E N:

                Jacquelyn Glazer
                (hereinafter called "Employee")

                - and -

                PACIFIC GOLD CORP.
                (hereinafter called the "Employer")

WHEREAS:

A. The Employee is currently employed by the Employer or is about to become employed by the Employer;

B. The Employer and the Employee wish to set out the terms and conditions of the Employee's employment or set out the terms under which the Employee's employment by the Employer will continue, and wish to amend those terms in certain respects as set forth herein;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements hereinafter contained and in consideration of the employment or the continued employment of the Employee by the Employer, and in consideration of other good and valuable consideration and the sum of $2.00 now paid by the Employer to the Employee (the receipt and sufficiency whereof is hereby acknowledged by the Employee) the parties hereto covenant and agree with one another as follows:


ARTICLE 1 - DEFINITIONS

1.1      For the purposes of this Agreement:

         .1 "Agreement" means this Employment Agreement including all schedules (if any) as amended in accordance with 6.2 from time to time and the expressions "hereof", "herein", "hereto", "hereunder" and "hereby" and similar expressions refer to this Agreement;

         .2 "Business of the Employer" means any business of a type carried on by the Employer as at any given time;



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         .3     "Duties" means those duties for which Employee is responsible as more particularly described in 2.2 and Schedule "B" hereof; and,

         .4 "Person" means an individual, corporation, partnership, joint venture, trust, unincorporated organization, the Crown or any agency or instrumentality thereof or any other juridical entity.

1.2 Where the context requires, words importing the singular number shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender and words importing a person shall include firms, corporations and vice versa.

1.3 All dollar amounts referred to in this Agreement are in United States of America funds.


ARTICLE 2 - EMPLOYMENT

2.1 The Employer and the Employee agree that the Employee is hereby employed by the Employer, or that the employment of the Employee by the Employer shall hereinafter continue (as the case may be) on the terms set forth herein, and that such employment will continue indefinitely until terminated by either the Employer or the Employee in accordance with the terms and conditions hereof.

2.2 During his employment by the Employer, the Employee shall well and faithfully serve the Employer, perform the Duties in a diligent manner to the best of the Employee's ability on a full time basis, devote all of the Employee's attention, skill and effort to the Business of the Employer at all times in compliance with the terms and conditions of this Agreement and reasonable policies, practices, directions and instructions, written or oral, of the Employer.


ARTICLE 3 - REMUNERATION

3.1 For the faithful performance of his obligations pursuant to this Agreement, including without limitation, the Duties to be rendered by Employee to the Employer hereunder, the Employer shall pay Employee the amounts set out in Schedule "A" hereto.

3.2 During the employment of Employee hereunder, Employee shall from time to time be entitled to such vacations as are set out in Schedule "A" hereto.



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ARTICLE 4 - EMPLOYEE COVENANTS

4.1      Employee acknowledges and agrees that:

         .1 Whether prior to or during the currency of this Agreement, he has acquired or may acquire certain information and/or materials pertaining to the operations of the Employer or which belongs to the Employer and/or has value to the Employer, (whether now in existence or hereafter developed or acquired), and including without limiting the generality of the foregoing, intellectual property of the Employer, any formula, design, prototype, compilation of information, data, program, code, method, technique or process, information relating to any product, device, equipment or machine, information about or relating to past, present, future or prospective customers, and marketing plans, present and future, information about or relating to the Employer's potential business ventures, financial information of all kinds relating to the Employer and its activities, all inventions, ideas, and related material, the Employer's applications, operating systems, techniques, methods, discoveries and methods of processing and production, procedures and approaches; financial information pertaining to the Employer; information comprising or relating to costs, uses, applications or purchases of products or services of, by or from the Employer; information respecting any process, formula, plan, skill, method of design, research, equipment, goods, device, structure or method of doing business, developed, made, used, sold or installed by the Employer. All of the foregoing is hereinafter called "Confidential Information and Materials".

         .2 It is essential for Confidential Information and Materials to remain secret and confidential in order for the Employer to ensure its continued success and to ensure that it remains competitive.

         .3 All Confidential Information and Materials are the exclusive property of the Employer, the Confidential Information and Materials are strictly confidential and the Employer has a proprietary interest therein deserving of protection.

4.2 The Employee covenants and agrees with the Employer during his employment by the Employer and thereafter:

         .1 to safeguard the Confidential Information and Materials to the same extent as he would if such Confidential Information and Materials were his own and to limit and control the copies, extracts or reproductions thereof where applicable;

         .2 not to use any of the Confidential Information and Materials for any purpose other than the purpose for which the Confidential Information and Materials are or have been disclosed to or made available to the Employee, only in connection with his employment by the Employer, and only for the benefit and advantage of the Employer;


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         .3     not to  disclose,  divulge,  disseminate,  publish or  otherwise communicate any of the Confidential Information and Materials to any Person except as may be required in furtherance of the
                interests  and  in  accordance   with  the   authorization   and
                instructions of the Employer, unless and until the Confidential Information and Materials in question becomes part of the public domain other than by reason of any breach of this Agreement by the Employee or unless required pursuant to a subpoena or order issued by a court, governmental body, agency or official, in which event the Employee shall promptly notify the Employer thereof, consult with the Employer as to the advisability of taking steps to resist or narrow such requirement, and if disclosure is required or deemed advisable, co-operate with the Employer in any attempt to obtain an order or other assurance that such information will be accorded confidential treatment;

         .4 any original or collective work created, designed, developed, written, compiled, recorded, imprinted, constructed or otherwise produced by the Employee while in the employ of the Employer relating to the Business of the Employer shall immediately become and be deemed to be the property of the Employer and not the Employee, and form part of the Confidential Information and Materials;

         .5 all Confidential Information and Materials shall at all times and for all purposes be held by Employee in a fiduciary capacity and solely for the benefit of the Employer; and,

         .6 upon the Employee ceasing to be an employee of the Employer for any reason whatsoever, the Employee shall immediately return to the Employer all Confidential Information and Materials, including without limiting the generality of the foregoing, all copies, notes, memoranda, extracts, analyses, assessments, commentaries or other reproductions thereof or reports thereon.

4.3 The Employee covenants and agrees that during the period of the Employee's employment by the Employer any business opportunity related to the Business of the Employer which becomes known to the Employee during the period of his employment hereunder shall be fully disclosed and made available to the Employer by the Employee and the Employee agrees not to appropriate for himself, or to take or omit to take any action if the result would be to divert from the Employer any such opportunity.

4.4 The covenants, agreements, terms, conditions and provisions contained in this Article 4 shall remain in full force and effect notwithstanding the termination for any reason of this Agreement.


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ARTICLE 5 - TERMINATION

5.1 Notwithstanding 2.1, the employment of Employee and the obligations of the Employer hereunder may be terminated in the following manner in the following circumstances:

         .1 at any time, by notice in writing from the Employer to Employee, for a reason which would in law permit an employer to terminate the employment of an employee for cause;

         .2 upon the death of Employee, in which case the employment shall be deemed to terminate on the date of death;

         .3 at any time, in the sole discretion of the Employer, by notice in writing from the Employer to Employee irrespective of whether or not there is a reason which would in law permit an employer to terminate the employment of an employee for cause, provided that in such event, the Employer covenants and agrees with the Employee to make the payment referred to in 5.3 to the Employee.

5.2 Upon the date of termination of the employment of Employee, the Employer shall pay to the Employee, who shall be entitled to receive from the Employer unpaid salary pro-rated to the date of termination and vacation pay in respect of unused vacation time.

5.3 Upon termination of the employment of Employee pursuant to sub-clause 5.1.3, the Employer shall pay to the Employee, who shall be entitled to receive from the Employer an amount equal to the Employee's then current annual salary divided by four (4).

5.4 Upon any notice being given pursuant to 5.1 and upon payment of the amounts referred to in 5.2 and if applicable, in 5.3, this Agreement (save for obligations of the Employee, including without limitation those in Article 4 which are stated or by implication intended to continue in effect notwithstanding termination) and the employment of Employee hereunder shall be wholly terminated, but such termination shall not prevent the Employer from enforcing this Agreement or seeking and pursuing any remedy for breach of this Agreement which occurred prior to termination, or from enforcing any ongoing covenant of the Employee or seeking and pursuing any remedy for breach thereof whether such breach occurs before or after termination of this Agreement. Upon any termination effected pursuant to 5.1 Employee shall have no claim against the Employer for damages or otherwise except in respect of payment of remuneration earned, due and owing as provided for in 5.2 and, if applicable, in 5.3, except that in the case of a termination effected pursuant to 5.1.1, if it is determined by a court of competent jurisdiction (after all possible appeals are exhausted) that such termination was effected without there being a reason which would in law permit an employer to terminate the employment of an employee for cause, but in that event, the damages or other compensation recoverable by Employee solely on account of loss of employment shall nevertheless be limited to those amounts set forth in 5.2 and 5.3.



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

5.5 Notwithstanding anything else herein, and for greater certainty, it is understood and agreed that the payment specified where applicable in
         5.2 and 5.3 shall include the combination of notice of termination, termination and severance pay as defined in the Employment Standards Act (Ontario) as it may from time to time be amended. The amounts paid to the Employee shall be either as specified in 5.2 and 5.3, or, the combination of notice of termination and severance pay as required under the said Act, whichever is greater. As provincial legislation is changed from time to time, the above notice of termination provisions will be altered accordingly and the new provisions will apply, if greater.

5.6 The Employee may terminate his employment on 30 days' notice in writing to the Employer.


ARTICLE 6 - GENERAL

6.1 Any notice to be given hereunder shall be delivered personally or sent by prepaid registered mail, provided that there is no strike or other stoppage of mail, and addressed as follows:

         In the case of Employee:   157 Adelaide St. West Suite 600
                                    Toronto, Ontario
                                    M5H 4E7

         In the case of the Employer:

         Either of the parties hereto may change his or its address for the purpose of this paragraph by giving notice of such change of address to the other in the manner provided herein.

6.2 This Agreement shall constitute the entire agreement between the parties hereto with respect to the matters hereinbefore set forth and may not be amended or modified except by written instrument signed by the parties. This Agreement supersedes any and all previous oral and written arrangements or agreements between the parties with respect to the matters contemplated herein.

6.3 This Agreement is personal to Employee and may not be assigned in whole or in part without the prior written approval of the Employer.



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

6.4 This Agreement shall be governed by and interpreted, construed and performed in accordance with the laws of the Province of Ontario. The parties hereby irrevocably attorn to and submit to the non-exclusive jurisdiction of the Courts of the Province of Ontario, Canada with respect to any matter arising hereunder.

6.5 It is agreed by and between the parties hereto that Schedules "A" and "B" referred to herein, which are annexed hereto, shall form a part of this Agreement and this Agreement shall be construed as incorporating such schedules.

6.6 The provisions hereof, where the context permits, shall ensure to the benefit of and be binding upon the heirs, executors, administrators and legal personal representatives of Employee and the successors and assigns of the Employer, respectively. When the context so requires or permits, this Agreement shall be read with all necessary changes of number and gender.

6.7 All headings herein are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

6.8 No remedy provided for in this Agreement or otherwise available to the Employer will be considered exclusive of any other remedy, but all such remedies shall be cumulative and in addition to every other remedy now or hereafter available to the Employer.

6.8 The Employee acknowledges that all provisions of this Agreement are reasonable and waives any defences to the strict enforcement thereof. It is intended that the covenants herein be performed. If, however, Employee shall violate any provision of this Agreement, it is agreed that damages resulting to the Employer would be uncertain or difficult of ascertainment and that in addition to the Employer's right to sue for such damages, or pursue any other remedy, the Employer would have the right to and the Employee hereby consents to the granting of equitable relief, including without limiting the generality of the foregoing, the granting of an injunction to restrain any breach of this Agreement.

6.9 Should any provision of this Agreement or any part of any provision of this Agreement for any reason, be construed or declared to be invalid or unenforceable, such decision shall not affect the validity or enforceability of the remaining provisions, which shall remain in full force and effect as if this Agreement had been executed with such invalid or unenforceable provision or part thereof eliminated. If the confidentially of part or parts of the information and materials collectively referred to herein as "Confidential Information and Materials" or any covenants herein with respect thereto cannot be enforced as provided herein, or if it is determined by a court of competent jurisdiction that the Employer does not have a proprietary interest with respect to any Confidential Information and Materials, then the term "Confidential Information and Materials" shall be read and construed as applying to only such information and/or materials, the confidentiality of which may be legally enforced or in which the Employer has a proprietary interest.



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6.10     The Employee acknowledges and agrees as follows:

         .1 The Employee has been advised to seek legal advice prior to executing this Agreement and has been cautioned that this Agreement contains provisions which substantially affect the rights of the Employee both during and following the employment of the Employee.

         .2 The Employee has been given a reasonable period of time to review this Agreement and to have the Employee's solicitor review this Agreement prior to executing same.

         .3 The Employee has decided to accept employment by the Employer without any promises or expectations save as are set forth in this Agreement.


         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed under their respective seals as of the date first above-written.


SIGNED, SEALED AND DELIVERED                   )
in the presence of                             ) Pacific Gold Corp.
                                               )
                                               ) Per:
                                               ) ___________________________
                                               )
                                               ) ___________________________
                                               ) Employee




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                                  SCHEDULE "A"



The Employee shall be paid gross annual salary of $76,000 payable in 26 installments in arrears after deduction of such amounts as are required by law to be deducted therefrom, but all such deductions shall be deemed to have been received for all purposes hereof, by the Employee as part of the gross remuneration hereinbefore mentioned.

The Employee will receive an annual "Bonus" equal to $25,000 paid in shares of Employer based on the closing bid price on December 31 each year. The Employee will be responsible for her own remittances as required by law. The Bonus will be paid within 30 days of the Year end. If the Employee is terminated under section 5.1.1 of this Agreement then the Bonus is not payable for that year. If the Employee terminates this Agreement under section 5.6 then the Bonus is not payable for that year.

The Employee will receive 75,000 options, to a maximum of 250,000 in aggregate over two years total, each 6 months, while the Employee is employed by the Employer, to purchase common shares of Employer stock issued from the 2002 Performance Equity Plan. Options will be paid every June 30th and December 31st.

While the Employee is on maternity leave the company will top up her government benefits to a maximum of $2,500 per month for 3 months, after which the Employee will have the option to return to work or to work "Part Time" for a further 6 months at a salary of 50% her annual rate, such salary to be reviewed based on the quantity of work being performed during the Part Time period.

The Employee shall be entitled to annual vacations totalling four (4) weeks. Vacation days are earned at 1.67 days per month. To the extent the Employee declines to take all of the aforesaid vacation entitlement in a given fiscal year of the Employer, the Employee shall be entitled to vacation pay based on the Employee's average annual base salary as set forth in this Schedule.




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                                  SCHEDULE "B"



Duties shall consist of, but are not limited to, the following:

         o    Preparing   and  reviewing   quarterly  and  annual   consolidated
              financial statements of Employer;

         o Preparing any and all required statutory filings in accordance with the Securities and Exchange Act of 1934;

         o Preparing and reviewing any and all required filings pertaining to state and federal taxation;

         o    Attending at various mine sites, as required;

         o Supervising of bookkeeping and accounting functions for Employer and its subsidiaries;

         o    Preparing and analysing budgets for Employer and its subsidiaries;

         o Researching, documenting and implementing accounting policies and procedures according to US GAAP for Employer and its subsidiaries; and,

         o    Implementing  and  assessing   internal  controls  over  financial
              reporting.

         o Assisting with the negotiation and securing of financing for Employer

         o Assisting with the negotiation and purchasing and/or financing of equipment and assets for Employer



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                               AMENDING AGREEMENT


THIS AGREEMENT made as of the 16th day of May, 2005.


B E T W E E N:

                 Jacquelyn Glazer
                 (hereinafter called "Employee")

                 - and -

                 Pacific Gold Corp.
                 (hereinafter called the "Employer")


Reference is made to an employment agreement (the "Original Agreement") made as of the 19th day of April, 2005 between the Employee and the Employer.

WHEREAS:

The Employer and the Employee wish to amend the Employment Agreement in certain respects,

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements hereinafter contained, and in consideration of other good and valuable consideration and the sum of $2.00 of lawful money of Canada now paid by the Employer to the Employee (the receipt and sufficiency whereof is hereby acknowledged by the Employee) the parties hereto covenant and agree with one another as follows:

1.       Article 6 -  General - 6.1.  The  mailing  address,  In the case of the
         Employer:

                         157 Adelaide Street West, #600
                               Toronto, ON M5H 4E7

2. Schedule "A" to the Original Agreement is deleted therefrom and replaced with Schedule "A" annexed hereto.





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3.       In all other respects,  the parties confirm the terms and provisions of the Employment Agreement.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed under their respective seals as of the date first above-written.

SIGNED, SEALED AND DELIVERED       )
in the presence of                 ) Pacific Gold Corp.
                                   )
                                   )
                                   ) Per:
                                   )
                                   )
                                   ) ______________________________________
                                   ) Robert Landau, Chief Executive Officer
                                   )
                                   )
                                   ) ______________________________________
                                   ) Jacquelyn Glazer (the "Employee")




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                                  SCHEDULE "A"


The Employee shall be paid gross annual salary of $76,000 payable in 24 equal bi-monthly installments, in arrears, after deduction of amounts as are required by law to be deducted therefrom, but all deductions shall be deemed to have been received for all purposes hereof, by the Employee as part of the gross remuneration hereinbefore mentioned.

The Employee will receive an annual "Bonus" equal to $25,000 paid in shares of Employer based on the closing bid price on December 31 each year. The Employee will be responsible for her own remittances as required by law. The Bonus will be paid within 30 days of the year-end. If the Employee is terminated under section 5.1.1 of this Agreement then the Bonus is not payable for that year. If the Employee terminates this Agreement under section 5.6 then the Bonus is not payable for that year.

The Employee will receive 62,500 options, to a maximum of 250,000 in aggregate over two years total, each 6 months, while the Employee is employed by the Employer, to purchase common shares of Employer stock issued from the 2002 Performance Equity Plan. Options will be paid every June 30th and December 31st.

While the Employee is on maternity leave the Company will top up her government benefits to a maximum of $2,500 per month for three (3) months, after which the Employee will have the option to return to work on a full-time basis, or to work on a "part-time" basis for a further six (6) month period at a salary equal to 50% her annual rate, such salary to be reviewed based on the quantity of work being performed during the part-time work period.

The Employee shall be entitled to earned annual vacation totaling four (4) weeks. Vacation days are earned at a rate of 1.67 days per month of employment, in arrears. To the extent the Employee declines to take all of the aforesaid vacation entitlement in a given calendar year of employment with the Employer, the Employee shall be entitled to pro-rated vacation pay based on the Employee's average annual base salary as set forth in this Schedule.




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